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                                                                    Exhibit 99.1


CONTACT:
March 30, 2005
Fredrick B. Rolff
Chief Financial Officer     (908) 387-1673


                 SENTIGEN HOLDING CORP. ANNOUNCES ANNUAL RESULTS

Phillipsburg, NJ, March 30, 2005: Sentigen Holding Corp. (NasdaqSC: SGHL), today reported results for the year and fourth quarter ended December 31, 2004.

        On February 22, 2005 we sold the Specialty Media Division of our wholly-owned subsidiary, Cell & Molecular Technologies, Inc. ("CMT") to Chemicon International, Inc., a wholly-owned subsidiary of Serologicals Corporation (Nasdaq: SERO). As such the annual results of this division have been accounted for as discontinued operations.

Consolidated Results of Continuing Operations

        Revenues for the year ended December 31, 2004 were $6,315,053, a 4% increase over the year ended December 31, 2003. Our revenues are primarily attributed to our wholly-owned subsidiary, CMT and accounted for $6,126,840 of our consolidated revenues for the year ended December 31, 2004 and a 1% increase when compared to the year ended December 31, 2003. The remainder of the increase on a consolidated basis was primarily due to the initiation of Sentigen Biosciences' contract with Technical Support Working Group ("TSWG") an inter-departmental agency of the federal government in the third quarter of 2004. This contract accounted for $183,213 of revenue for the year ended December 31, 2004.

        Revenues for the quarter ended December 31, 2004 were $2,202,493, a 41% increase over the quarter ended December 31, 2003. Our revenues are primarily attributed to our wholly-owned subsidiary, Cell & Molecular Technologies, Inc. and accounted for $2,090,207 of our consolidated revenues for the quarter ended December 31, 2004 and a 34% increase when compared to the quarter ended December 31, 2003. The increase in revenue at CMT was driven by the initiation of a contract for the study and banking of certain cell lines which accounted for $461,129 in revenue during the quarter. The remainder of the increase on a consolidated basis was primarily due to the initiation of Sentigen Biosciences' contract with TSWG in the third quarter of 2004. This contract accounted for $112,286 of revenue for the quarter ended December 31, 2004.

        The loss from continuing operations for the year ended December 31, 2004 was $2,766,839 or ($0.37) per share. This compares to a loss from continuing operations of $1,685,067 or ($0.23) per share for the year ended December 31, 2003. The increase in loss was primarily due to increased research and development expenditures by Sentigen Biosciences, Inc. ("Sentigen Biosciences") as well as increased personnel costs and professional fees during the year ended December 31, 2004.
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        The loss from continuing operations for the quarter ended December 31,
2004 was $214,034 or ($0.03) per share. This compares to a loss from continuing operations of $537,078 or ($0.07) per share for the quarter ended December 31, 2003. The decline in loss was primarily due to the increase in revenue and income from continuing operations attributable to CMT for the quarter ended December 31, 2004 when compared to the quarter ended December 31, 2003.

Results of Continuing Operations by Segment

        The Company operates through two wholly-owned subsidiaries, CMT and Sentigen Biosciences. The expenses of the parent company, Sentigen Holding Corp. are reflected in Corporate.

        Cell & Molecular Technologies, Inc. Income from continuing operations attributable to CMT for the year ended December 31, 2004 was $1,342,984 compared to $1,725,336 for the year ended December 31, 2003, a 22% decline. The decline was due to an increase in the direct costs of materials used in the performance of its contracts as well as the expiration of a service contract that was in force during 2003.

        Income from continuing operations attributable to CMT for the quarter ended December 31, 2004 was $645,007 compared to $370,647 for the quarter ended December 31, 2003, a 74% increase. The increase was due to the revenue earned on the contract to study and bank certain cell lines as previously discussed.

        Sentigen Biosciences. Sentigen Biosciences has been primarily engaged in the development and commercialization of novel bioassay systems that elucidate the underlying biology of protein-protein interactions. Sentigen Biosciences has initially targeted its Tango(TM) Assay System to address the functionalization of G protein-coupled receptors (GPCRs) for pharmaceutical drug discovery and development. Sentigen Biosciences has filed patent applications on its Assay System and it expects to file additional patent applications on this technology and related matters in the future. Sentigen Biosciences is in the process of devoting a portion of its effort and resources to the development of a novel molecular profiling system which, if successful, the Company will attempt to commercialize.

        Loss from continuing operations attributable to Sentigen Biosciences for the year ended December 31, 2004 was $2,114,737 a 68% increase when compared to the loss from operations of $1,259,673 for the year ended December 31, 2003. The increase during the year was primarily due to higher research and development costs and higher stock-based compensation costs attributable to scientific consultants during the year ended December 31, 2004.

        Loss from continuing operations attributable to Sentigen Biosciences for the quarter ended December 31, 2004 was $393,995 a 7% increase when compared to the loss from operations of $368,626 for the quarter ended December 31, 2003. The increase during the
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quarter was primarily due to higher research and development costs associated \
with our expanding research programs.

          Corporate. Loss from continuing operations attributable to corporate holding company expenses for the year ended December 31, 2004 was $2,087,159. This compares to a loss attributable to corporate holding company expenses of $2,122,598 for the year ended December 31, 2003. The decline is primarily attributable to the one-time stock based compensation charge related to the extension of a stock option agreement in the third quarter of 2003, offset by increased personnel and professional fees.

        Loss attributable to corporate holding company expenses for the quarter ended December 31, 2004 was $484,197. This compares to a loss attributable to corporate holding company expenses of $526,462 for the quarter ended December 31, 2003. The decline is primarily attributable to lower professional fees during the quarter ended December 31, 2004 when compared to the quarter ended December 31, 2003.

Cash and Working Capital

         At December 31, 2004, the Company had $347,560 in cash and cash equivalents, U.S. Treasury Notes, at market value, of $9,738,938 and working capital of $9,569,381. On February 22, 2005 we purchased a $5,000,000 face value, 3.125% treasury note maturing on January 31, 2007 with a portion of the proceeds from the sale of CMT's Specialty Media Division. It should be noted that substantial amounts of additional financing may be required either directly or through partnerships to fully commercialize the systems being worked on by Sentigen Biosciences. There is no assurance that such financing can be obtained on reasonable terms.

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                     SENTIGEN HOLDING CORP. AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS


Income Statement Highlights:
----------------------------

                                                                 (Unaudited)
                                                         For the Three Months Ended       For the Year Ended
                                                         --------------------------       ------------------
                                                          December 31,  December 31,   December 31,  December 31,
                                                             2004           2003          2004          2003
                                                             ----           ----          ----          ----
 Revenue
        CMT                                              $ 2,090,207    $ 1,562,219    $ 6,126,840    $ 6,076,502
        Sentigen Biosciences                                 112,286           --          188,213           --
                                                         -----------    -----------    -----------    -----------
                                                           2,202,493      1,562,219      6,315,053      6,076,502
                                                         -----------    -----------    -----------    -----------
 Income After Direct Costs
        CMT                                                1,379,495      1,083,024      3,960,427      4,206,733
        Sentigen Biosciences                                  40,567           --           65,444           --
                                                         -----------    -----------    -----------    -----------
                                                           1,420,062      1,083,024      4,025,871      4,206,733
                                                         -----------    -----------    -----------    -----------
 Operating income (loss)
        Molecular cell science                           $   645,007    $   370,647    $ 1,342,984    $ 1,725,336
        Sentigen Biosciences                                (393,995)      (368,626)    (2,114,737)    (1,259,673)
        Corporate(1)                                        (484,197)      (526,462)    (2,087,159)    (2,122,598)
                                                         -----------    -----------    -----------    -----------
 Operating loss                                          $  (233,185)   $  (524,441)   $(2,858,912)   $(1,656,935)
                                                         -----------    -----------    -----------    -----------
Loss from continuing operations                          $  (214,034)   $  (537,078)   $(2,766,839)   $(1,685,067)
Income from discontinued operation, net of tax               234,871        114,718      1,052,319        811,879
                                                         -----------    -----------    -----------    -----------
Net loss                                                 $    20,837    $  (422,360)   $(1,714,520)   $  (873,188)
                                                         ===========    ===========    ===========    ===========
Basic and diluted loss per share
     from continuing operations                          $     (0.03)   $     (0.07)   $     (0.37)   $     (0.23)
                                                         ===========    ===========    ===========    ===========
Basic and diluted income per share
     from discontinued operation                         $      0.03    $      0.01    $      0.14    $      0.11
                                                         ===========    ===========    ===========    ===========
Basic and diluted net income (loss) per share            $      0.00    $     (0.06)   $     (0.23)   $     (0.12)
                                                         ===========    ===========    ===========    ===========
 Basic and diluted weighted average of
     common shares outstanding                             7,470,492      7,454,744      7,463,985      7,453,664
                                                         ===========    ===========    ===========    ===========

Note to Income Statement Highlights:
------------------------------------
     (1) The operating loss from the corporate segment for the year ended December 31, 2003 includes a one-time charge of $820,407 for stock based compensation recognized upon the extension of the term of a stock option previously granted to our Chairman of the Board, Chief Executive Officer and President.

Balance Sheet Highlights:
-------------------------                           December 31,    December 31,
                                                        2004            2003
                                                        ----            ----
Cash and cash equivalents                           $   347,560     $10,086,952
U.S. treasury notes                                   9,738,938             --
Total current assets                                 12,110,677      11,929,520
Total assets                                         13,388,743      13,123,379

Current maturities of long term debt                $   180,698     $   255,414
Current liabilities                                   2,541,296       1,640,313
Long-term debt                                          784,495         551,872
Total liabilities                                     3,325,791       2,192,185

Stockholder's Equity                                $10,062,952     $10,931,194

        This news release includes forward-looking statements that involve risks and uncertainties. Although the Company believes such statements are reasonable, it can make no assurance that such statements will prove to be correct. Such statements are subject to certain factors that may cause results to differ materially from the forward-looking statements. Such factors include the risk factors discussed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, a copy of which may be obtained from the Company without charge. The Company undertakes no obligation to publicly release results of any of these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected results.

About Sentigen Holding Corp:
Sentigen Holding Corp. (NasdaqSC: SGHL) conducts business through two wholly owned operating subsidiaries, Cell & Molecular Technologies, Inc. ("CMT"), and Sentigen Biosciences, Inc. CMT provides contract research and development services to companies engaged in the drug discovery process. Sentigen Biosciences has been primarily engaged in the development and commercialization of novel bioassay systems that elucidate the underlying biology of protein-protein interactions. Sentigen Biosciences has initially targeted its Tango(TM) Assay System to address the functionalization of G protein-coupled receptors (GPCRs) for pharmaceutical drug discovery and development. Sentigen Biosciences has filed patent applications on its Assay System and it expects to file additional patent applications on this technology and related matters in the future. Sentigen Biosciences is in the process of devoting a portion of its effort and resources to the development of a novel molecular profiling system which, if successful, the Company will attempt to commercialize. For more information on our companies, please visit their respective websites: http://www.cmt-inc.net and http://www.sentigen.com.